                                                                  EXHIBIT (d)(4)



                           EDEN BIOSCIENCE CORPORATION
                            2000 STOCK INCENTIVE PLAN

                            STOCK OPTION GRANT NOTICE

    EDEN Bioscience Corporation (the "Company") hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement and the Company's 2000 Stock Incentive Plan (the "Plan"), which are attached to and incorporated into this Grant Notice in their entirety.

PARTICIPANT:

GRANT DATE:

VESTING COMMENCEMENT DATE:

NUMBER OF SHARES SUBJECT TO OPTION:

EXERCISE PRICE (PER SHARE):

OPTION EXPIRATION DATE:

TYPE OF OPTION:

VESTING AND EXERCISABILITY SCHEDULE:

ADDITIONAL TERMS/ACKNOWLEDGEMENT: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Plan and the Plan Summary. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

EDEN BIOSCIENCE CORPORATION                  PARTICIPANT

By:
   --------------------------------          -----------------------------------
                                                         Signature
Its:
    -------------------------------
                                             Date:
                                                  ------------------------------
ATTACHMENTS:
1. Stock Option Agreement                    Address:
2. 2000 Stock Incentive Plan                         ---------------------------
3. Plan Summary
                                                     ---------------------------
                                             Taxpayer ID:
                                                          ----------------------

                           EDEN BIOSCIENCE CORPORATION
                            2000 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

    Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, EDEN Bioscience Corporation has granted you an Option under its 2000 Stock Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock (the "Shares") at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement have the same definitions as in the Plan.

The details of the Option are as follows:

    1. VESTING AND EXERCISABILITY. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, except that vesting will cease upon termination of your employment or service relationship with the Company or a Related Corporation and the unvested portion of the Option will terminate.

    2. SECURITIES LAW COMPLIANCE. At the present time, the Company has an effective registration statement with respect to the Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration is no longer effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. The exercise of the Option must also comply with any other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

    3. METHOD OF EXERCISE. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) if permitted by the Plan Administrator, by using shares of Common Stock you have owned for at least six months; (d) if the Common Stock is registered under the Exchange Act, by instructing a broker to deliver to the Company the total payment required; or (e) by any other method permitted by the Plan Administrator.

    4. TREATMENT UPON TERMINATION OF EMPLOYMENT OR SERVICE RELATIONSHIP. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company or a Related Corporation for any reason (the "Employment Termination Date"). You may exercise the vested portion of the Option as follows:

    (a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Employment Termination Date and (ii) the Option Expiration Date;

    (b) Retirement or Disability. If your employment or service relationship terminates due to Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Employment Termination Date and (ii) the Option Expiration Date.

    (c) Death. If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Employment Termination Date and (ii) the Option Expiration Date. If you die after your Employment Termination Date but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and

    (d) Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of the termination of your employment or service relationship with the Company or a Related Corporation for Cause, unless the Plan Administrator determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Employment Termination Date, any Option you then hold may be immediately terminated by the Plan Administrator.

    IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE THE OPTION TERMINATES.

    5. LIMITED TRANSFERABILITY. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution except to the extent permitted by the Plan Administrator. The Plan provides for exercise of the Option by a designated beneficiary or the personal representative of your estate.

    6. WITHHOLDING TAXES. As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

    7. OPTION NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate your employment or other relationship at any time, with or without Cause.

    8. NO RIGHT TO DAMAGES. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of the Employment Termination Date or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service relationship for any reason even if the termination is in violation of an obligation of the Company or a Related Corporation to you.

    9. BINDING EFFECT. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

    10. EMPLOYEE DATA PRIVACY. By entering this Agreement, you (a) authorize the Company and your employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Option and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Company and its agents to store and transmit such information in electronic form.

                           EDEN BIOSCIENCE CORPORATION
                            2000 STOCK INCENTIVE PLAN

                       NOTICE OF EXERCISE OF STOCK OPTION


To:
   -------------------------


    I, a resident of the State of _______________, hereby exercise my Nonqualified Stock Option granted by EDEN Bioscience Corporation (the "Company") on _______________ subject to all the terms and provisions thereof and of the 2000 Stock Incentive Plan referred to therein, and notify the Company of my desire to purchase _______ shares of Common Stock of the Company (the "Securities") at the exercise price of $____ per share which were offered to me pursuant to said option. I hereby represent and warrant that I have been furnished with a copy of the Plan and the Plan Summary.


Dated:
      -----------------------------          -----------------------------------
                                             Employee Name

-----------------------------------
Taxpayer I.D. Number                         Address
                                                    ----------------------------

                                             -----------------------------------

                                             -----------------------------------

                           EDEN BIOSCIENCE CORPORATION
                            2000 STOCK INCENTIVE PLAN

                                     RECEIPT

    ______________________ hereby acknowledges receipt from __________________
in payment for ___ shares of Common Stock of EDEN Bioscience Corporation, a Washington corporation, of $_____ in the form of

              [ ]       Cash

              [ ]       Check (personal, cashier's or bank certified)

              [ ] ___ shares of the Company's Common Stock, fair market value $_____ per share, held by the optionee for a period of at least six months

              [ ]       Copy of irrevocable instructions to Broker

              [ ]       Other:_____________________________

Date:                                        By:
     ------------------------------             --------------------------------
                                             For:  EDEN BIOSCIENCE CORPORATION
FMV on such date:  $
                    ---------------